SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant        [X]
Filed by a Party other than the Registrant        [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
     240.14a-12

                               RIMAGE CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ---------------------------------------------------------------
      2)    Aggregate number of securities to which transaction applies:

            ---------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

            ---------------------------------------------------------------
      4)    Proposed maximum aggregate value of transaction:

            ---------------------------------------------------------------
      5)    Total fee paid:

            ---------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ---------------------------------------------------------------
      2)    Form, Schedule or Registration Statement No.:

            ---------------------------------------------------------------
      3)    Filing Party:

            ---------------------------------------------------------------
      4)    Date Filed:

            ---------------------------------------------------------------



                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (612) 944-8144


                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1997
                          ----------------------------


TO THE SHAREHOLDERS OF

RIMAGE CORPORATION:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Wednesday, June 11, 1997, at 3:30 p.m. (Minneapolis time), at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

         1.       To elect seven directors of the Company for the coming year.

         2. To consider and act upon a proposal to amend the 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder.

         3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of Rimage Corporation's Common Stock at the close of business on April 22, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each of you is invited to attend the Annual Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                      By Order of the Board of Directors



                                      Bernard P. Aldrich
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


May 12, 1997


--------------------------------------------------------------------------------
             WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
          PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------




                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (612) 944-8144


                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------


                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Rimage Corporation, a Minnesota corporation (the "Company" or "Rimage"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") on June 11, 1997, and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about May 12, 1997.

         The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.


                         VOTING AND REVOCATION OF PROXY

         Only holders of record of the Company's Common Stock at the close of business on April 22, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 3,084,500 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

         Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement, (ii) FOR the approval of an amendment to the 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder, and (iii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will determine if a quorum is present. A quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy card is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

         The business and affairs of the Company are managed under the direction of its Board of Directors, which currently consists of six members. Each director is elected for a term of one year or until his or her successor is elected. Shareholders will be asked at the Annual Meeting to increase the number of directors to seven, and to elect seven directors. The Board has nominated the seven individuals named below to serve as directors of the Company. Each of the nominees named below, other than Dr. Joseph J. Miceli, is now a director of the Company. All nominees have indicated a willingness to serve if elected. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees named below. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting.

                                                                                      DIRECTOR
NAME                    POSITIONS WITH THE COMPANY                          AGE         SINCE
----                    --------------------------                          ---       --------
Ronald R. Fletcher      Chairman of the Board and Director                   56         1987

Richard F. McNamara     Director                                             64         1987

Robert L. Hoffman       Director and Secretary                               69         1992

George E. Kline         Director                                             61         1992

Bernard P. Aldrich      Director, Chief Executive Officer and President      47         1996

David J. Suden          Director and Chief Technology Officer                50         1995

Dr. Joseph J. Miceli    Nominee                                              42         N/A


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.


                        INFORMATION CONCERNING DIRECTORS,

                         NOMINEES AND EXECUTIVE OFFICERS

DIRECTORS AND NOMINEES

         The following discussion sets forth certain information for the last five years with respect to the directors and nominees of the Company.

         RONALD R. FLETCHER has been a director of Rimage since its formation in 1987, Chairman of the Board since November 1992 and served as Chief Executive Officer from September 1995 through November 1996. Mr. Fletcher has been the owner and president of Aurora Service Corporation, a mortgage finance company, since 1982. Mr. Fletcher received a B.S. degree and a J.D. degree from Drake University.

         RICHARD F. MCNAMARA has been a director of Rimage since its formation in 1987. Mr. McNamara has been the owner of Activar, Inc., Minneapolis, Minnesota, a company that provides management services to corporations related to Activar, for more than five years. He is the owner of or partner in numerous private companies. Mr. McNamara is also a director of Venturian Corporation.

         ROBERT L. HOFFMAN has been a director and the Secretary of Rimage since September 1992. Mr. Hoffman was a founder of the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd., Bloomington, Minnesota, and has practiced law with such firm for more than five years. Mr. Hoffman is also a director of Ag-Chem Equipment Company Inc. and Netco Communication Corporation.

         GEORGE E. KLINE has been a director of Rimage since September 1992. Mr. Kline has been General Partner of Brightstone Capital Ltd., a firm engaged in providing venture capital to Minnesota businesses, for more than five years. Mr. Kline is also a director of Applied Biometrics, Inc, CyberOptics Corporation, Fieldworks, Inc., Health Fitness Physical Therapy, Inc. and Nutrition Medical, Inc.

         BERNARD P. ALDRICH has been a director, Chief Executive Officer and President of Rimage since December 1996. For more than five years prior to joining Rimage, Mr. Aldrich served in various financial and administrative positions with Advance Machine Company and Colwell Industries. Mr. Aldrich received a B.S. degree in accounting from St. Cloud State University and an M.B.A. degree from the University of St. Thomas.

         DAVID J. SUDEN has been Chief Technology Officer of Rimage since December 1996 and a director since September 1995. He served as President of Rimage from October 1994 through November 1996 and as Vice President Development and Operations from February 1991 to October 1994. Mr. Suden received a B.S.E.E. degree from Montana State, a M.S.E.E. degree from the University of Southern California, and an M.B.A. degree from Pepperdine University.

         DR. JOSEPH J. MICELI is a nominee for election as a director of Rimage at the Annual Meeting. Dr. Miceli has been General Manager of Corporate Business Development for Kodak Enterprises, a division of Eastman Kodak Co., since 1996. He served as General Manager of Digital and Applied Imaging for the Optical Storage Products Division of Kodak from 1994 through 1996 and as Director of Research and Development for the Optical Storage Products Division of Kodak from 1991 through 1994. Dr. Miceli received a Ph.D. in Optics from the University of Rochester and a B.S. degree in Physics from Worcester Polytechnic Institute.

         The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

         During calendar year 1996, the Board of Directors met four times. The Board of Directors has a Compensation Committee, a Stock Option Committee, an Executive Committee and an Audit Committee. During 1996, the number of times each of these committees met was one, four, twelve and one, respectively. Each director attended at least 75% of the total number of meetings of the Board and of committees on which the director served.

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company. The entire Board of Directors presently comprises the Compensation Committee.

         The Stock Option Committee administers the Company's 1992 Stock Option Plan. The members of the Stock Option Committee are Ronald R. Fletcher and George E. Kline.

         The Executive Committee has been delegated authority to act for the full Board of Directors between regularly scheduled Board meetings. The members of the Executive Committee are Ronald R. Fletcher, Richard F. McNamara, David J. Suden (through November 1996) and Bernard P. Aldrich (since December 1996).

         The Audit Committee reviews the internal and external financial reporting of the Company, and reviews the scope of the independent audit. The members of the Audit Committee are George E. Kline and Robert L. Hoffman.

         The Board of Directors does not have a nominating committee. Directors currently receive a fee of $1,000 for each meeting of the Board of Directors which they attend.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following discussion sets forth information about the executive officers of the Company who are not directors.

                                                                                     OFFICER
NAME                   POSITIONS WITH THE COMPANY                           AGE       SINCE
----                   --------------------------                           ---      -------
Konrad Rotermund       Managing Director - Rimage Europe                     49        1995

Emmett M. Day          Vice President - Sales for Rimage Services Group      39        1996

Richard Gardner        President - Duplication Technology                    44        1994

Marvin J. Hohl         Controller                                            32        1996


         KONRAD ROTERMUND has been Managing Director of Rimage Europe since 1995, and was General Manager of Rimage Europe from 1992 to 1994. From 1984 to 1991, Mr. Rotermund was President of Inverdata Electronics, a major European distributor of media duplication equipment.

         EMMETT M. DAY has been Vice President - Sales for Rimage Services Group since December 1996. He was an independent agent for the sale of life and health insurance from June 1995 to December 1996, and was Vice President - Sales and Marketing for Braun Media Services from May 1994 to May 1995. For more than five years prior thereto, Mr. Day was employed by Dunhill Software Services, Inc., most recently as Production and Operations Manager. Mr. Day received a B.A. degree in business administration from the University of Wisconsin - Eau Claire.

         RICHARD GARDNER has been President - Duplication Technology since its acquisition by the Company in December 1993. He served as President of Duplication Technology from its inception in 1984 until its acquisition by Rimage in December 1993.

         MARVIN J. HOHL has been Controller of Rimage since December 1996. He served as Assistant Controller from June 1993 to December 1996. Prior to joining Rimage, Mr. Hohl was employed by KPMG Peat Marwick LLP in various audit positions. Mr. Hohl received a B.A. degree in accounting from the University of Wisconsin - Madison.

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the past three fiscal years earned by each person who served as Chief Executive Officer during 1996 and four other executive officers of Rimage whose salary and bonus earned for 1996 exceeded $100,000.

                                         SUMMARY COMPENSATION TABLE
                                                                                               LONG TERM
                                                     ANNUAL COMPENSATION                      COMPENSATION
                                               -------------------------------       ----------------------------
                                                                                      AWARDS
                                                                OTHER ANNUAL         ---------         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY       COMPENSATION(1)       OPTIONS(#)      COMPENSATION
---------------------------            ----       ------       ---------------       ----------      ------------
Ronald R. Fletcher (2)                 1996    $    68,619       $         0                0         $   1,229(3)
  Interim Chief Executive Officer      1995         15,000                 0           70,000                 0
                                       1994             --                --               --                --

Bernard P. Aldrich (4)                 1996    $     7,019       $         0                0         $       0
  Chief Executive Officer and          1995             --                --               --                --
  President                            1994             --                --               --                --

David J. Suden (5)                     1996    $   141,177       $         0                0         $   8,999(6)
  Chief Technology Officer             1995        140,000            20,000           15,000             8,021(6)
                                       1994        119,167            20,000                0             1,979(6)

Konrad Rotermund (7)                   1996    $   142,500       $         0                0         $       0
  Managing Director of Rimage          1995        136,002            13,947                0                 0
  Europe                               1994             --                --               --                --

Richard Gardner                        1996    $   122,577       $     3,583                0         $   3,843
  President - Duplication Technology   1995        107,000            10,626                0             2,675
                                       1994         98,126             9,915                0             2,001

Boyce R. McCorkle (8)                  1996    $   139,896       $    10,315                0         $   7,525(9)
  Former Vice President - Marketing    1995         91,354            25,000                0             5,100(9)
                                       1994        109,467            10,000                0             5,100(9)

--------------------
(1) Each of the executive officers receives an annual bonus in an amount determined by the Board of Directors.

(2) Mr. Fletcher served as Chief Executive Officer from September 1995 to November 1996.

(3) Represents the Company's matching contributions under its 401(k) retirement savings plan.

(4) Mr. Aldrich was named President and Chief Executive Officer of the Company in December 1996.

(5) Mr. Suden served as President of the Company from October 1994 to November 1996 and was named Chief Technology officer in December 1996.

(6) Represents Mr. Suden's automobile allowance of $6,000 in 1996 and 1995 and the Company's matching contributions under its 401(k) retirement savings plan of $2,999, $2,021 and $1,979 for 1996, 1995 and 1994, respectively.

(7)   Mr. Rotermund became an executive officer of the Company in 1995.

(8) Mr. McCorkle, who served as Vice President - Marketing of the Company, ceased to be employed by the Company in December 1996.

(9) Represents Mr. McCorkle's automobile allowance of $5,400, $5,100 and $5,100 in 1996, 1995 and 1994, respectively, and the Company's matching contribution under its 401(k) retirement savings plan of $2,125 in 1996.


RETIREMENT SAVINGS PLAN

         Rimage adopted a profit sharing and savings plan in 1991 under Section 401(k) of the Internal Revenue Code, which allows employees to contribute up to 15% of their pre-tax income to the plan. The 401(k) Plan includes a discretionary matching contribution by the Company. These discretionary contributions totaled $207,459, $132,865 and $113,561 in 1996, 1995 and 1994,
respectively.


STOCK OPTIONS

         The Rimage Corporation 1992 Stock Option Plan (the "Plan") provides for the granting of "incentive stock options" and non-qualified stock options to employees of the Company. "Incentive stock options" are options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options are options which do not meet the requirements of Section 422. A total of 500,000 shares of the Company's common stock has been reserved for issuance pursuant to options granted under the Plan. As of December 31, 1996, 290,453 shares were subject to outstanding stock options and 175,047 shares were available for grant. Effective March 20, 1997, the Board of Directors increased the number of shares reserved for issuance under the Plan to 1,000,000 shares, subject to the approval of the Company's shareholders at this Annual Meeting. See "Approval of Amendment to 1992 Stock Option Plan to Increase Number of Shares Reserved for Issuance Thereunder (Proposal 2).

         The Plan is administered by the Stock Option Committee of the Board of Directors. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options are granted on the basis of various factors, including the individual's capacity for contributing to the successful performance of the Company, the nature of the operations for which the individual is responsible, and the period for which the individual has served or will have served the Company at the vesting of the option. Options may be granted under the Plan through September 2002. The Plan may be terminated earlier by the Board of Directors in its sole discretion.

         No stock options were granted in 1996 to any of the executive officers named in the summary compensation table. The following table provides information with respect to stock options held at December 31, 1996, by the named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                    OPTIONS AT YEAR-END(#)         AT YEAR-END($)(1)
                           ACQUIRED      VALUE       -------------------------    -------------------------
NAME                     ON EXERCISE    REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ------------  -------------  -------------------------    -------------------------
Ronald R. Fletcher           --            --               82,000 / 0                     $0 /   $0
Bernard P. Aldrich           --            --                    0 / 0                     $0 /   $0
David J. Suden               --            --               53,500 / 0                 $9,750 /   $0
Konrad Rotermund             --            --                5,000 / 0                     $0 /   $0
Richard Gardner              --            --               20,271 / 0                     $0 /   $0
Boyce R. McCorkle            --            --                    0 / 0                     $0 /   $0


--------------------
(1) Based on the difference between the December 31, 1996 closing price of $2.875 per share as reported on The Nasdaq Stock Market and the exercise price of the options.


CERTAIN TRANSACTIONS

         Rimage leases approximately 29,000 square feet of office, manufacturing and warehouse space from a corporation owned by Messrs. Fletcher and McNamara, pursuant to a lease dated July, 1992. The lease expires on July 31, 2007. Rent is approximately $237,000 per year, including a pro rata share of operating costs.

         In September 1995, Rimage consummated a merger with Dunhill Software Services, Inc. ("Dunhill"), pursuant to which Rimage, as the surviving corporation, issued 1,100,000 shares of Rimage common stock to the shareholders of Dunhill. Prior to the merger, Messrs. Fletcher and McNamara were the directors and sole shareholders of Dunhill. Messrs. Fletcher and McNamara owned 13.4% and 14.2%, respectively, of the outstanding common stock of Rimage before the merger, and owned 26.7% and 27.1%, respectively, of the outstanding common stock of Rimage immediately following the merger.

         Rimage leases approximately 28,500 square feet of office, manufacturing and warehouse space to house the continuing operations of its Dunhill division. Such space is leased from a corporation owned by Messrs. Fletcher and McNamara pursuant to a lease dated August, 1992. The lease expires on August 31, 2007. Rent is approximately $150,000 per year, including a pro rata share of operating costs.

         Prior to the merger with Dunhill, Rimage from time to time sold equipment to Dunhill. The aggregate amounts of such sales were approximately $1,428,000, $978,000 and $1,522,158 during the fiscal years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995.

         The Company believes that all prior transactions between the Company and its officers, directors, or other affiliates of the Company have been on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Decisions and recommendations regarding compensation paid to the Company's executive officers in 1996 were made by a Compensation Committee consisting of the entire Board of Directors. See "Report of the Compensation Committee." Bernard P. Aldrich and David J. Suden, executive officers of the Company who serve on the Board of Directors, abstain from voting on compensation matters affecting compensation of executive officers.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") is comprised of all members of the Board of Directors. For 1996, the Committee consisted of Ronald
D. Fletcher, Richard F. McNamara, Robert L. Hoffman, George E. Kline, and David
J. Suden, but did not include Bernard P. Aldrich, who became a director in December 1996. The Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

         The Company's policy with respect to the compensation of executive officers is based upon the following principals: (1) executive compensation levels should be established by comparison of job responsibility to similar positions in comparable companies; and (2) the Company's compensation system should attract and retain highly-qualified personnel. In determining executive officers' annual compensation, the Committee considers the overall performance of the Company, as well as the particular executive officer's position at the Company and the executive officer's performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

         Executive officers are also eligible for discretionary bonuses, which the Board of Directors awards based upon the Company's overall performance and the contribution to such performance made by the executive officers' areas of responsibility. Another component of executive compensation is the granting of stock options under the Company's 1992 Stock Option Plan. The 1992 Stock Option Plan is administered by the Stock Option Committee. No discretionary bonuses or stock options were awarded to the executive officers named in the summary compensation table during 1996.

         Annual compensation for the Company's Chief Executive Officer is set by the Committee using a philosophy similar to that used for all other executive officers. Ronald R. Fletcher served as interim Chief Executive Officer of the Company from September 1995 until December 1996. In determining Mr. Fletcher's annual compensation, the Committee considered the Company's performance, as well as Mr. Fletcher's interest in the Company's long-term performance as one of the Company's principal shareholders. As a result of these factors, Mr. Fletcher's annual compensation was modest in comparison to the compensation of chief executive officers of some similar companies.

         Bernard P. Aldrich joined the Company as Chief Executive Officer in December 1996. In setting the annual compensation for the Company's new Chief Executive Officer, the Committee applied the principles outlined above, and emphasized slightly the need to establish a rate of compensation that would attract a highly-qualified individual for the position of Chief Executive Officer.

By the Compensation Committee:
Ronald R. Fletcher
Richard F. McNamara
Robert L. Hoffman
George E. Kline
David J. Suden


                                PERFORMANCE GRAPH

         The Company's common stock is quoted on The Nasdaq National Market. Prior to November 4, 1992, there was no public market for the Company's common stock. The following graph shows changes during the period from November 4, 1992 (the date on which the Company's common stock was first publicly traded) to December 31, 1996, in the value of $100 invested in: (1) the Company's common stock; (2) the CRSP Index for The Nasdaq National Stock Market (US); and (3) Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.



--------------------------------- ------------ ------------ ------------ ------------- ------------ ------------
                                    11/4/92     12/31/92     12/31/93      12/30/94     12/29/95     12/31/96
--------------------------------- ------------ ------------ ------------ ------------- ------------ ------------
Rimage Corporation                  $100.00      $150.00      $160.00       $80.00       $152.50      $57.50
--------------------------------- ------------ ------------ ------------ ------------- ------------ ------------
CRSP Index for Nasdaq
National Stock Market (US)          $100.00      $111.93      $128.49      $125.60       $177.62      $218.48
--------------------------------- ------------ ------------ ------------ ------------- ------------ ------------
Nasdaq Non-Financial Stocks         $100.00      $111.68      $128.94      $123.98       $172.78      $209.93
--------------------------------- ------------ ------------ ------------ ------------- ------------ ------------



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of April 30, 1997, the number of shares of Common Stock beneficially owned by (i) each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's common stock, (ii) each executive officer of the Company named in the Summary Compensation Table herein, (iii) each director, and (iv) all executive officers and directors as a group.

                                                           NUMBER OF SHARES                 PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)             OUTSTANDING(2)
                                                         ---------------------             --------------
Ronald R. Fletcher (3)(4)............................           848,533                        26.7%
 4125 Parkglen Court N.W.
 Washington, D.C. 20007

Richard F. McNamara (3)(5)...........................           826,333                        26.6%
 7808 Creekridge Circle
 Minneapolis, MN 55439

Robert L. Hoffman (3)................................            20,333                         *
 7900 Xerxes Avenue South
 Bloomington, MN 55439

George E. Kline (3)(6)...............................            80,333                         2.6%
 4700 IDS Tower
 Minneapolis, MN 55402

Bernard P. Aldrich (3)...............................            33,333                         1.1%
 7725 Washington Ave. So.
 Minneapolis, MN 55439

David J. Suden (3)...................................            58,833                         1.9%
 7725 Washington Ave. So.
 Minneapolis, MN 55439

Dr. Joseph J. Miceli (3).............................                --                         --
 4196 Cream Ridge Road
 Macedon, NY 14502

Konrad Rotermund (3).................................             8,333                         *
 7725 Washington Ave. So.
 Minneapolis, MN 55439

Richard Gardner (3)..................................            22,771                         *
 7725 Washington Ave. So.
 Minneapolis, MN 55439

All executive officers and directors as a group
    (11 persons) (3).................................         1,902,969                        56.6%

-----------------------

*     Less than one percent

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2) Based on 3,084,500 shares outstanding, which does not include approximately 581,853 shares issuable upon exercise of stock options and warrants outstanding at April 30, 1997. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days upon the exercise of stock options.

(3) Includes shares which could be purchased within 60 days upon the exercise of existing stock options, as follows: Mr. Fletcher, 90,333 shares; Mr. McNamara, 20,333 shares; Mr. Hoffman, 20,333 shares; Mr. Kline, 20,333 shares; Mr. Aldrich, 33,333 shares; Mr. Suden, 56,833 shares; Mr. Rotermund, 8,333 shares; Mr. Gardner, 22,771 shares; and all directors and executive officers as a group 276,769 shares.

(4) Includes 8,000 shares held by Mr. Fletcher as custodian for his minor child.

(5) Includes 65,000 shares held by a charitable foundation established by Mr. McNamara. Mr. McNamara has sole voting power and sole dispositive power with respect to such shares.

(6) Includes 60,000 shares which are owned by Venture Management Fund I, of which Mr. Kline is a general partner.


                          COMPLIANCE WITH SECTION 16(a)

         The Company's directors, its executive officers, and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of Common Stock and any subsequent changes in that ownership. The Company believes that the filing requirements were satisfied. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports that they have filed with the Securities and Exchange Commission.


                 APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

          TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

                                  (PROPOSAL 2)

         The Rimage Corporation 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the shareholders of the Company in 1992. The Plan is intended to assist the Company in hiring and retaining well-qualified employees, directors, and consultants by allowing them to participate in the ownership and growth of the Company through the grant of incentive and non-statutory stock options ("Options"). An aggregate of 250,000 shares was reserved for issuance under the Plan at the time of its adoption. Amendments to the Plan, increasing the number of shares reserved for issuance under the Plan to 500,000 shares, and providing for the automatic grant of options to non-employee directors, were adopted by the Board of Directors in December 1993 and approved by the shareholders in June 1994. The provisions for automatic grants of stock options to non-employee directors were terminated in 1996, when the Board determined to pay a cash fee to directors. Effective March 20, 1997, the Board of Directors increased the number of shares reserved for issuance under the Plan to 1,000,000 shares, subject to the approval of the Company's shareholders on or before March 20, 1998.

         The principal features and effects of the Plan are discussed below.


ADMINISTRATION

         The Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"), which selects the employees, directors and consultants who will be granted Options under the Plan. Subject to the provisions of the Plan, the Committee also determines the type, amount, size and terms of Options; the time when Options should be granted; and all other determinations necessary or advisable for the administration of the Plan. The determinations by the Committee are final and conclusive. Grants of Options and other decisions of the Committee are not required to be made on a uniform basis.


SHARES SUBJECT TO PLAN

         The Plan, as amended, provides that the total number of shares of the Company's common stock that may be purchased pursuant to the exercise of Options shall not exceed 1,000,000 shares, subject to adjustment as provided in the Plan. The shares to be issued upon the exercise of Options granted under the Plan will be currently authorized but unissued shares of common stock of the Company. The number of shares of the Company's common stock available under the Plan and the exercise price of an Option may be adjusted by the Committee in its sole discretion upon any stock dividend or split, recapitalization, reclassification, combination, exchange of shares, or other similar corporate change, if the Committee determines that such change necessarily or equitably requires such an adjustment.


ELIGIBILITY

         Employees of the Company and any of its "Affiliates" (as such term is defined in the Plan) are eligible for selection to receive Options qualified as incentive stock options ("ISOs") under Section 422 of the Code. Employees, directors and consultants of the Company or its Affiliates may be granted non-qualified Options ("NQOs") or restricted stock awards. Options have been granted under the Plan to approximately 56 persons.

         The following table sets forth certain information regarding the allocation of the additional shares under the Plan, to the extent such allocation is presently determinable.

                                NEW PLAN BENEFITS

                                                   OPTIONS        EXERCISE        EXPIRATION
NAME AND POSITION                                 GRANTED(#)     PRICE($/Sh)         DATE
-----------------                                 ----------     -----------         ----
Bernard P. Aldrich (President and Chief          100,000 (1)        $3.00            2007
Executive Officer)

David J. Suden (Chief Technology Officer)         10,000 (1)        $3.00            2007

Konrad Rotermund (Managing Director of            10,000 (1)        $3.00            2007
Rimage Europe)

Richard Gardner (President - Duplication           7,500 (1)        $3.00            2007
Technology)

All current executive officers as a group
(6 persons, including those named above)         140,000 (1)        $3.00            2007

Ronald R. Fletcher (Interim Chief                 25,000 (1)        $3.00            2007
Executive Officer)

Dr. Joseph  J. Miceli (Nominee)                   25,000 (1)        $3.00            2007

All non-employee directors as a group                                                2007
(5 persons, including those named above)         125,000 (1)        $3.00

All other employees as a group                   100,000 (1)        $3.00            2007

--------------------

(1) Each option will vest and become exercisable in three equal installments, on the date of grant and the first and second anniversaries of the date of grant, and will expire ten years after the date of grant.

         The additional shares which are not currently allocated, together with shares previously authorized and available for issuance under the Plan, may be allocated to such employees as the Committee may determine. At March 31, 1997, the closing price for the Company's common stock as reported on The Nasdaq Stock Market was $2.875 per share.


TERMS OF OPTIONS

         Upon the grant of an Option, the Committee fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. With regard to ISOs, the exercise price cannot be less than the "fair market value" of the common stock at the time the ISO is granted or 110% of such fair market value in certain cases (as set forth below). NQOs may be granted at less than the fair market value of the common stock. See "Federal Income Tax Consequences."

         With regard to ISOs only, the aggregate fair market value of common stock (determined at the time the ISO is granted) subject to ISOs granted to an employee under all stock option plans of the Company and any Affiliate of the Company that become exercisable for the first time by such employee during any calendar year may not exceed $100,000. Furthermore, no ISO may be granted to any employee who, immediately after the grant of such ISO, would own more than 10% of the total combined voting power of all classes of the Company's stock unless such ISO has an exercise price equal to at least 110% of the common stock's fair market value at the time of grant and the term of the ISO is no longer than five years.

         Each Option will be exercisable by the optionee only during the term fixed by the Committee, with such term ending not later than 121 months after the date of grant (ten years in the case of ISOs). Upon exercise of any Option, payment for shares as to which the Option is exercised may be made in cash, in shares of the Company's common stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the Option, or by a combination of cash and such shares, as the Compensation Committee may determine.


TRANSFERABILITY OF OPTIONS; TERMINATION OF EMPLOYMENT

         Options granted under the Plan are non-transferable except to the extent permitted by the agreement evidencing such Option. However, no Option will be transferable by any optionee other than by will or the laws of descent and distribution. If, pursuant to the agreement evidencing any Option, such Option remains exercisable after the optionee's death, it may be exercised to the extent permitted by such agreement by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise, by reason of the optionee's death.


TERMINATION AND AMENDMENT

         The Plan will terminate on the earlier of the date on which the Plan is terminated by the Board of Directors of the Company or September 2002. Options outstanding at the termination of the Plan may continue to be exercised in accordance with their terms after such termination. The Plan may be amended at any time by the Board of Directors. However, without the approval of a majority of the Company's shareholders voting at a meeting at which a quorum is present, no such amendment may (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares available for issuance or sale pursuant to the Plan (other than as permitted in certain circumstances provided by the Plan); or (iii) materially modify the requirements as to eligibility for participation in the Plan, without the affirmative vote of shareholders holding at least the majority of the voting stock of the Company represented in person or by proxy at a duly held shareholders' meeting.


FEDERAL INCOME TAX CONSEQUENCES

         The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the Plan and the sale of shares of common stock acquired upon exercise of Options. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions may vary with individual circumstances.

INCENTIVE STOCK OPTIONS

         ISOs granted under the Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO; and the Company will not receive an income tax deduction at either such time. Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee's employment and does not sell the shares acquired upon exercise of an ISO within either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee does not satisfy these requirements, the optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price paid in connection with exercise of the ISO and the fair market value of the shares acquired as of the date of exercise of the ISO, and will recognize capital gain on the difference between the sale price of the shares and the fair market value of the shares as of the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee.

         Upon the exercise of an ISO, the excess of the stock's fair market value on the date of exercise over the exercise price will be included in the optionee's alternative minimum taxable income ("AMTI") and may result in the imposition of a tax on such AMTI. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

NON-STATUTORY STOCK OPTIONS

         Generally, upon the grant of an NQO, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NQO granted under the 1994 Option Plan, or upon the exercise of an Option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired pursuant to the exercise of the NQO. the Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NQO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.


SHAREHOLDER APPROVAL

         The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to approve the amendment to the Plan increasing the number of share reserved for issuance thereunder.



         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN AS SET FORTH IN PROPOSAL 2.


             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

         The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997. The firm of KPMG Peat Marwick LLP has served as the Company's auditors since 1989. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voting on the proposal.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL 3.


                            PROPOSALS OF SHAREHOLDERS

         Any shareholder wishing to have a proposal considered for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company no later than January 12, 1998.


                                 OTHER BUSINESS

         At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.


                              FINANCIAL INFORMATION

         The Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to the Chief Financial Officer, Rimage Corporation, 7725 Washington Avenue South, Minneapolis, Minnesota 55439.



                                        By Order of the Board of Directors



                                        Bernard P. Aldrich
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


Minneapolis, Minnesota
May 12, 1997




                                                                        APPENDIX

                               RIMAGE CORPORATION

                             1992 STOCK OPTION PLAN

                            As amended March 20, 1997


         The purpose of the Rimage Corporation 1992 Stock Option Plan (the "Plan") is to promote the growth and profitability of Rimage Corporation (the "Company") and its Affiliates by providing its employees and directors with an incentive to achieve long-term corporate objectives, to attract and retain employees and directors of outstanding competence, and to provide such employees and directors with an equity interest in the Company.

         1. STOCK SUBJECT TO PLAN. An aggregate of 1,000,000 shares (the "Shares") of the Common Stock, $.01 par value, of the Company ("Common Stock") may be subject to options granted under the Plan. Such Shares may be authorized but unissued Common Stock or authorized and issued Common Stock that has been or may be acquired by the Company. Shares that are subject to an option which expires or is terminated unexercised shall again be available for issuance under the Plan.

         2. ADMINISTRATION.

                  a. COMMITTEE. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of two or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  b. POWERS AND DUTIES. The Committee shall have the authority to make rules and regulations governing the administration of the Plan; to select the eligible employees to whom options shall be granted; to determine the type, amount, size, and terms of options; to determine the time when options shall be granted; to determine whether any restrictions shall be placed on Shares purchased pursuant to any option; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations need not be uniform, and may be made by it selectively among persons who are eligible to receive options under the Plan, whether or not such persons are similarly situated. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

         3. ELIGIBILITY. Any employee, director or consultant of the Company or of any of its Affiliates shall be eligible to receive options under the Plan. A persons who has been granted an option under this Plan, or under any predecessor plan, may be granted additional options if the Committee shall so determine. Except to the extent otherwise provided in the agreement evidencing an option, the granting of an option under this Plan shall not affect any outstanding option previously granted under this Plan or under any other plan of the Company or any Affiliate. For purposes of the Plan, the term "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 425(e) and 425(f) of the Internal Revenue Code of 1986, as amended.

         4. EMPLOYEE STOCK OPTIONS. The Committee may grant to eligible employees stock options which are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and may grant to employees, directors or consultants stock options which are not intended to so qualify ("Nonqualified Options"), or any combination thereof. A stock option granted pursuant to the Plan shall entitle the optionee, upon exercise, to purchase Shares at a specified price during a specified period. Options shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each option shall be subject to the following requirements:

                  a. TYPE OF OPTION. Each option shall be identified in the agreement pursuant to which it is granted as an Incentive Stock Option or as a Nonqualified Option, as the case may be.

                  b. TERM. No option shall be exercisable more than 121 months after the date on which it is granted.

                  c. PAYMENT. The purchase price of Shares subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having an aggregate fair market value on the date of exercise which is not less than the option price, or by a combination of cash and such shares, as the Committee may determine, and subject to such terms and conditions as the Committee deems appropriate.

                  d. OPTIONS NOT TRANSFERABLE. Options shall not be transferable except to the extent permitted by the agreement evidencing such option; provided, that in no event shall any option be transferable by the optionee, other than by will or the laws of descent and distribution. Options shall be exercisable during an optionee's lifetime only by such optionee. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, it may be exercised, to the extent permitted by such agreement, by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise by reason of the optionee's death.

                  e. INCENTIVE STOCK OPTIONS. If an option is an Incentive Stock Option, it shall be subject to the following additional requirements:

                                    i. The purchase price of Shares that are
                  subject to an Incentive Stock Option shall not be less than 100% of the fair market value of such Shares at the time the option is granted, as determined in good faith by the Committee.

                                    ii. The aggregate fair market value
                  (determined at the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable by the optionee for the first time during any calendar year, under this Plan or any other plan of the Company or any Affiliate, shall not exceed $100,000.

                                    iii. An Incentive Stock Option shall not be
                  exercisable more than ten years after the date on which it is granted.

                                    iv. The purchase price of Shares that are
                  subject to an Incentive Stock Option granted to an employee who, at the time such option is granted, owns 10% or more of the total combined voting power of all classes of stock of the Company or of any Affiliate shall not be less than 110% of the fair market value of such Shares on the date such option is granted, and such option may not be exercisable more than five years after the date on which it is granted. For the purposes of this subparagraph, the rules of Section 425(d) of the Code shall apply in determining the stock ownership of any employee.

Subject to the foregoing, options may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

         5. AGREEMENTS. Each option granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted. Multiple options may be evidenced by a single agreement. Subject to the limitations set forth in the Plan, the Committee may, with the consent of the person to whom an option has been granted, amend any such agreement to modify the terms or conditions governing the option evidenced thereby.

         6. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of Shares subject to an option, in the option price or value of an option, or in the maximum number of Shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock.

         7. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. Subject to the provisions of the agreement evidencing any option, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors of the Company shall have the power to make any arrangement it deems advisable with respect to outstanding options and in the number of Shares subject to this Plan, which shall be binding for all purposes of this Plan, including, but not limited to, the substitution of new options for any options then outstanding, the assumption of any such options, and the termination of such options.

         8. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company and its Affiliates.

         9. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board of Directors be liable for any determination made or other action taken or omitted in reliance upon any such report or information, or for any action taken or omitted, including the furnishing of information, in good faith.

         10. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided hereon, no recipient of any option shall have any rights as a stockholder with respect to Shares sold or issued pursuant to the Plan until certificates for such Shares have been issued to such person.

         11. GENERAL RESTRICTIONS. Each option granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Committee:

                  a. the listing, registration, or qualification of any Shares related thereto upon any securities exchange or under any state or federal law;

                  b. the consent or approval of any regulatory body; or

                  c. an agreement by the recipient with respect to the disposition of any such Shares;

is necessary or desirable as a condition of the issuance or sale of such Shares, such option shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Committee.

         12. EMPLOYMENT RIGHTS. Nothing in this Plan, or in any agreement entered into hereunder, shall confer upon any employee or director the right to continue to serve as an employee or director of the Company or an Affiliate, or affect the right of the Company or an Affiliate to terminate such employee's or director's services at any time, with or without cause.

         13. WITHHOLDING. If the Company proposes or is required to issue Shares pursuant to the Plan, it may require the recipient to remit to it, or may withhold from such option or from the recipient's other compensation, an amount, in the form of cash or Shares, sufficient to satisfy any applicable federal, state, or local tax withholding requirements prior to the delivery of any certificates for such Shares.

         14. AMENDMENTS. The Board of Directors of the Company may at any time, and from time to time, amend the Plan in any respect, except that no amendment:

                  a. increasing the number of Shares available for issuance or sale pursuant to the Plan (other than as permitted by paragraphs 6 and 7);

                  b. changing the classification of persons eligible to participate in the Plan or the definition of an "Affiliate"; or

                  c. materially increasing the benefits accruing to participants under the Plan;

shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting.

         15. EFFECTIVE DATE; DURATION. The Plan initially become effective with respect to 250,000 shares on September 24, 1992, upon its adoption by the Board of Directors of the Company and approval by the shareholders of the Company. The increase in the number of shares subject to the Plan from 250,000 shares to 500,000 shares became effective on December 31, 1993, and was approved by the shareholders on June 5, 1994. The increase in the number of shares subject to the Plan from 500,000 shares to 1,000,000 shares, shall become effective on March 20, 1997, subject to shareholder approval of such amendments on or before March 20, 1998. No options shall be granted under the Plan after the earlier of:
(a) the date on which the Plan is terminated by the Board of Directors of the Company; or (b) September 24, 2002. Options outstanding at the termination or expiration of the Plan may continue to be exercised in accordance with their terms after such termination or expiration.




PROXY

                               RIMAGE CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 1997



The undersigned, revoking all prior proxies, hereby appoints Ronald R. Fletcher and Bernard P. Aldrich, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of Common Stock of Rimage Corporation of record in the name of the undersigned at the close of business on April 22, 1997, at the Annual Meeting of Shareholders to be held on Wednesday, June 11, 1997, or at any adjournment thereof, upon the following matters:

1.   Election of the following nominees as directors:

     BERNARD P. ALDRICH, RONALD R. FLETCHER, ROBERT L. HOFFMAN, GEORGE E. KLINE,
             RICHARD F. MCNAMARA, DR. JOSEPH J. MICELI AND DAVID J. SUDEN

     |_|  FOR ALL NOMINEES          |_|  WITHHOLD FOR ALL NOMINEES

     |_|  FOR ALL NOMINEES EXCEPT THE FOLLOWING:

          (Write the name(s) of the nominee(s) withheld in the space provided below.)

     ---------------------------------------------------------------------------

2. Approval of amendment to the 1992 Stock Option Plan to increase number of shares reserved for issuance thereunder.

          |_| FOR                  |_| AGAINST                |_| ABSTAIN

3. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997.

          |_| FOR                  |_| AGAINST                |_| ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

                                        Dated: __________________________, 1997.


                                        ________________________________________
                                        Signature of Shareholder


                                        ________________________________________
                                        Signature of Shareholder

                                        Please sign your name exactly as it
                                        appears at left. In the case of shares
                                        owned in joint tenancy or as tenants in
                                        common, all should sign. Fiduciaries
                                        should indicate their title and
                                        authority.


 PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.